Exhibit 4.15.5


                                 AMENDMENT NO. 3
                               TO CREDIT AGREEMENT


     AMENDMENT  NO.  3 TO  CREDIT  AGREEMENT  ("this  Amendment"),  dated  as of
November 3, 2004, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and Bank One, NA (Main Office Chicago), as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.


     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1. Annex A to the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

     "Additional B Term Loans" means the additional term loans being funded in one or more drawings under the Term Loan B Agreement on or prior to the Junior Term Loan Funding Date in an aggregate amount not to exceed $39,000,000, the proceeds of which will be utilized by Foamex solely to repurchase on the open market at par or a discount or pay at scheduled maturity a portion of the Foamex 13 1/2% Subordinated Notes to the extent permitted herein and to pay fees and expenses incurred in connection therewith and which loans shall be made pursuant to an amendment to the Term Loan B Agreement in form and substance satisfactory to the Administrative Agent and the Majority Lenders. The Additional B Term loans shall, together with the B Term Loans made on the Closing Date, constitute the "B Term Loans".

     "Combined Loan Fixed Assets Value" means, at any time, the sum of (i) 65% of the fair market value of the Real Estate of each Borrower and Foamex Canada in which the Administrative Agent has a first priority perfected Lien (after giving effect to the Senior Secured Note Intercreditor Agreement), as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (ii) 80% of the orderly liquidation value of the Equipment of each Borrower and Foamex Canada in which the Administrative Agent has a first priority perfected Lien (after giving effect to the Senior Secured Note Intercreditor Agreement), as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent.

     "Designated Agreements" means, collectively, one or more agreements of the type described in that certain letter dated November 3, 2004 from Foamex to the Administrative Agent and the Lenders that are now or hereafter disclosed in writing by Foamex to the Administrative Agent and the Lenders, which agreements (and any material amendments, modifications, supplements or waivers with respect to any of such agreements) shall be reasonably acceptable to the Administrative Agent.

     "Designated Assets" means the assets of the Loan Parties disclosed in writing by Foamex to the Administrative Agent and the Lenders and consented to in writing by the Administrative Agent and the Majority Lenders.

     "Junior Term Lender" means each Lender that has a Junior Term Loan Commitment or that holds Junior Term Loans.

     "Junior Term Loan" has the meaning specified in Section 1.3A(a).

     "Junior Term Loan Commitment" means, as to any Lender, the obligation of such Lender, if any, to make a Junior Term Loan to the Borrowers hereunder on the Junior Term Loan Funding Date in an aggregate principal amount not to exceed the amount set forth under the heading "Junior Term Loan Commitment" opposite such Lender's name on Schedule 1.2, as such amount may be reduced pursuant to Section 1.3A(a)(i), or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. Effective immediately after the making of the Junior Term Loans on the Junior Term Loan Funding Date, the Junior Term Loan Commitment of each Lender shall be permanently reduced to zero.

     "Junior Term Loan Funding Conditions" means the following conditions precedent to the obligation of the Junior Term Lenders to make the Junior Term Loans on the Junior Term Loan Funding Date (in addition to those conditions precedent set forth in Section 8.2(a)), the satisfaction of which shall be in a manner satisfactory to the

     Administrative Agent: (i) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the Business Day immediately preceding the Junior Term Loan Funding Date shall be greater than the sum of (x) $10,000,000 plus (y) the Availability Required Amount in effect on the Business Day immediately preceding the Junior Term Loan Funding Date, (ii) immediately after giving effect to the funding of the Junior Term Loans, the aggregate Availability of all the Borrowers shall be greater than the sum of (x) $10,000,000 plus (y) the Availability Required Amount in effect on the Junior Term Loan Funding Date, (iii) at the time of the funding of the Junior Term Loans, there shall exist no Default or Event of Default (and no Default or Event of Default would result therefrom),
     (iv) the Administrative Agent shall have received the Junior Term Loan Notes executed by the Borrowers, (v) all proceeds or amounts received by Foamex prior to the Junior Term Loan Funding Date in respect of or under the Additional B Term Loans, the Designated Agreements or from the disposition of Designated Assets (to the extent permitted for such purpose) shall have been used by Foamex to repurchase on the open market at par or a discount or pay at scheduled maturity Foamex 13 1/2% Subordinated Notes and pay fees and expenses incurred in connection therewith, (vi) Foamex shall have received the proceeds of the Additional B Term Loans to be made on the Junior Term Loan Funding Date and after giving effect to the satisfaction of clause (v) above, the amount of such Additional B Term Loans to be made on the Junior Term Loan Funding Date, together with the amount of the Junior Term Loans, shall be sufficient to repay in full the Foamex 13 1/2% Subordinated Notes, (vii) all resolutions of Foamex and governmental and third-party consents and approvals, in each instance, necessary to authorize or permit the making of the Junior Term Loans shall have been obtained and be in full force and effect, (viii) the Administrative Agent shall have received a certificate from a Responsible Officer of Foamex certifying to the Administrative Agent and the Lenders that the Obligations constitute (A) "Credit Agreement Obligations" under and as defined in the Senior Secured Note Indenture, (B) "Senior Lender Claims" under the Senior Secured Note Intercreditor Agreement, (C) "Senior Debt", "Designated Senior Debt" and "Permitted Debt" under and as defined in each of the Foamex 9-7/8% Subordinated Note Indenture and the Foamex 13-1/2% Subordinated Note Indenture, and (D) permitted "Debt" as "Working Capital Obligations" under the Term Loan B Agreement and (ix) the Loan Parties shall have executed and delivered, or caused to be executed and delivered, such amendments to the Mortgages and such other documents, agreements, opinions and certificates, in each instance as the Administrative Agent may reasonably request with respect to securing the Junior Term Loans by the various Mortgages executed by one or more of the Loan Parties and the Loan Parties shall have paid all applicable recording taxes with respect to recording any such amendments.

     "Junior Term Loan Funding Date" means August 15, 2005.

     "Junior Term Loan Interest Period" means, as to any Junior Term Loan, (i) initially, the period commencing on the Junior Term Loan Funding Date and ending on the last day of the month immediately following the month in which the Junior Term

     Loan Funding Date occurs and (ii) thereafter, each period commencing on the day following the last day of the immediately preceding Junior Term Loan Interest Period and ending one month thereafter, provided that:

     (a) if any Junior Term Loan Interest Period would otherwise end on a day that is not a Business Day, that Junior Term Loan Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Junior Term Loan Interest Period into another calendar month, in which event such Junior Term Loan Interest Period shall end on the preceding Business Day;

     (b) any Junior Term Loan Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Junior Term Loan Interest Period) shall end on the last Business Day of the calendar month at the end of such Junior Term Loan Interest Period; and

     (c) any Junior Term Loan Interest Period that would otherwise extend beyond the Stated Termination Date shall end on the Stated Termination Date.

     "Junior Term Loan Rate" means, with respect to the Junior Term Loans for any Junior Term Loan Interest Period, a per annum rate equal to the LIBOR Rate for such Junior Term Loan Interest Period plus six percent (6%); provided, that to extent required under Section 4.2 or 4.5(b), the Junior Term Loan Rate shall be a fluctuating per annum rate equal to the Base Rate in effect from time to time plus four percent (4%).

     "Junior Term Note" has the meaning specified in Section 1.3A(c).

     "Majority Junior Term Lenders" means at any time Junior Term Lenders whose Pro Rata Shares aggregate more than 50%.

     2.2 The definition of "Aggregate Combined Facility Outstandings" in Annex A to the Credit Agreement is hereby amended by adding ", plus (d) the aggregate unpaid principal balance of all Junior Term Loans" at the end thereof immediately before the period.

     2.3 The definition of "Applicable Margin" in Annex A to the Credit Agreement is hereby amended by adding the words ", Junior Term Loans" in the parenthetical in clause (a) of such definition after the words "other than the Term Loans".

     2.4 The definition of "B Term Loans" in Annex A to the Credit Agreement is hereby amended by adding the phrase "and shall in any event include the Additional B Term Loans made under the Term Loan B Agreement" after the words "Term Loan B Agreement".

     2.5 The definition of "Borrowing" in Annex A to the Credit Agreement is hereby amended by adding the words ", Junior Term Loans" immediately following the words "Revolving Loans" appearing in the first line thereof.

     2.6 The definition of "Borrowing Cutoff Amount" in Annex A to the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:


     Relevant EBITDA Fiscal Month                        Amount

     Fiscal month of Foamex ending
     October 26, 2003 and each fiscal month
     of Foamex ending thereafter through
     and including the fiscal month of
     Foamex ending March 28, 2004                         3.50

     Fiscal month of Foamex ending
     April 25, 2004 and each fiscal month of
     Foamex ending thereafter through and
     including the fiscal month of Foamex
     ending August 22, 2004                               3.25

     Fiscal month of Foamex ending
     September 26, 2004 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending July 31, 2005                       3.50

     Fiscal month of Foamex ending
     August 28, 2005 and each fiscal month
     of Foamex ending thereafter through
     and including the fiscal month of
     Foamex ending October 2, 2005                        3.65

     Fiscal month of Foamex ending
     October 30, 2005                                     3.55

     Fiscal month of Foamex ending
     November 27, 2005 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending July 2, 2006                        3.50

     Fiscal month of Foamex ending July 30,
     2006 and each fiscal month of Foamex
     ending thereafter                                    3.25

     2.7 The definition of "Business Day" in Annex A to the Credit Agreement is hereby amended by adding the words ", Junior Term Loans (to the extent Junior Term Loans are bearing interest based upon the LIBOR Rate)" after the words "in connection with the LIBOR Rate" in clause (b) of such definition.

     2.8 The definition of "Commitment" in Annex A to the Credit Agreement is hereby amended by adding the words ", the Junior Term Loan Commitment" immediately following the words "Term Loan Commitment".

     2.9 The definition of "EBITDA" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "EBITDA" means, with respect to any fiscal period of Foamex, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, (i) interest expense, (ii) Federal, state, local and foreign income taxes,
     (iii) restructuring charges incurred after the Closing Date, (iv) depreciation and amortization expense, (v) other non-cash charges, (vi) the charge in an amount equal to $3,700,000 applicable to the fiscal quarter of Foamex ended March 28, 2004, as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated November 3, 2004 and (vii) the charge in an amount equal to $1,000,000 applicable to the fiscal quarter of Foamex ended June 27, 2004, as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated November 3, 2004.

     2.10 The definition of "Eurodollar Reserve Percentage" in Annex A to the Credit Agreement is hereby amended by adding the words "and Junior Term Loan" immediately after the words "LIBOR Rate Loan" in the last sentence of such definition.

     2.11 The definition of "Fixed Charges" in Annex A to the Credit Agreement is hereby amended by adding the following proviso at the end of clause (ii) thereof:

     ; provided, that with respect to any fiscal quarter in any Fiscal Year of Foamex in which two scheduled principal payments are required to be made on the Term Loans during such fiscal quarter, only the first of such scheduled principal payments shall be included as a Fixed Charge in such fiscal quarter and the second of such scheduled principal payments shall be included as a Fixed Charge in the first subsequent fiscal quarter of Foamex in which no scheduled principal payments are required to be made on the Term Loans and in no event shall more than one principal payment on the Term Loans carried forward pursuant to this proviso be included in any fiscal quarter of Foamex

     2.12 The definition of "Foamex 13 1/2% Subordinated Notes Shortfall Event" in Annex A to the Credit Agreement is hereby deleted in its entirety.

     2.13 The definition of "LIBOR Interest Payment Date" in Annex A to the Credit Agreement is hereby amended by deleting the word "first" where it appears therein and substituting the word "last" therefor.

     2.14 The definition of "LIBOR Rate" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "LIBOR Rate" means, for any Interest Period or Junior Term Loan Interest Period, with respect to LIBOR Rate Loans or Junior Term Loans, as the case may be, the rate of interest per annum determined pursuant to the following formula:

     LIBOR Rate =        Offshore Base Rate
                   ------------------------------------
                   1.00 - Eurodollar Reserve Percentage

     Where,

          "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or Junior Term Loan Interest Period, as applicable, for a term comparable to such Interest Period or Junior Term Loan Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period or Junior Term Loan Interest Period, as applicable, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or Junior Term Loan Interest Period, as the case may be, for a term comparable to such Interest Period or Junior Term Loan Interest Period; provided, however, if more than one such rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period or Junior Term Loan Interest Period (as applicable), the rate per annum determined by the Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan or Junior Term Loan, as applicable, comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or Junior Term Loan Interest Period, as the case may be, for a term comparable to such Interest Period or Junior Term Loan Interest Period.

     2.15 The definition of "Loan Documents" in Annex A to the Credit Agreement is hereby amended by adding the words ", the Junior Term Notes (once issued)" immediately after the words "the Term Notes".

     2.16 The definition of "Obligations" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including, but not limited to, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in whole or in part in any such proceeding), charges, expenses, fees, attorneys' fees, filing fees (including, but not limited to, any fees or expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not allowed or allowable in whole or in part as a claim in any such proceeding) and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

     2.17 The definition of "Prepayment Calculation Amount" in Annex A to the Credit Agreement is hereby amended by adding ", plus (iv) the aggregate outstanding principal amount of Junior Term Loans on such date of termination (immediately prior to such termination)" at the end thereof immediately before the period.

     2.18 The definition of "Pro Rata Share" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "Pro Rata Share" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the sum of (x) the amount of such Lender's Commitment at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to such Lender at such time plus (z) the aggregate unpaid principal balance of the Junior Term Loans owing to such Lender at such time and the denominator of which is the sum of (x) the amounts of all of the Lenders' Commitments at such time plus
     (y) the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders at such time plus (z) the aggregate unpaid principal balance of the Junior Term Loans owing to all of the Lenders at such time (or if no Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time (after giving effect to such Lender's participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support) and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time (after giving effect to each Lenders' participation in Non-Ratable Loans, Agent

     Advances, Letters of Credit and Credit Support)); provided, that references to Pro Rata Share in the context solely of the revolving line of credit provided hereunder (including, without limitation, with respect to
     Revolving Loans and participations in Revolving Loans, Letters of Credit and Credit Support) means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the sum of the amounts of all of the Lenders' Revolving Credit Commitments at such time, or if no Revolving Credit Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time with respect to the revolving line of credit provided hereunder (after giving effect to such Lender's participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support) and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time with respect to the revolving line of credit provided hereunder (after giving effect to each Lenders' participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support); provided, further, that references to Pro Rata Share in the context solely of the Term Loans means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal balance of the Term Loans owing to such Lender at such time and the denominator of which is the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders at such time; and provided, even further, that references to Pro Rata Share in the context solely of the Junior Term Loans means, with respect to a Lender at any time, (i) prior to the funding of the Junior Term Loans on the Junior Term Loan Funding Date, a fraction (expressed as a percentage), the numerator of which is the Junior Term Loan Commitment of such Lender at such time and the denominator of which is the sum of the amounts of all of the Lenders' Junior Term Loan Commitments at such time and (ii) following the funding of the Junior Term Loans on the Junior Term Loan Funding Date, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal balance of the Junior Term Loans owing to such Lender at such time and the denominator of which is the aggregate unpaid principal balance of the Junior Term Loans owing to all of the Lenders at such time.

     2.19 The definition of "Reserves" in Annex A to the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety.

     2.20 The  definition of  "Specified  Asset  Disposition"  in Annex A to the
Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and renumbering clause (v) thereof as clause (iv).

     2.21 The first WHEREAS clause of the Credit Agreement is hereby amended by adding the words ", the Junior Term Lenders to make term loans to the Borrowers in the aggregate principal amount of $15,000,000" immediately after the amount "190,000,000" appearing in the third line thereof.

     2.22 Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the amount "240,000,000" where it appears therein and substituting the amount "$255,000,000" therefor and (ii) adding the words "and Junior Term Loans" immediately after the words "Term Loans" used in the second sentence of such Section.

     2.23 Article 1 of the Credit  Agreement  is hereby  amended by adding a new
Section 1.3A immediately following Section 1.3 thereof which reads as follows:

     1.3A Junior Term Loans.

     (a) Amounts of Junior Term Loans. (i) The Borrowers may, by irrevocable written notice to the Administrative Agent given no less than ten (10) Business Days prior to the Junior Term Loan Funding Date, request that the Junior Term Lenders decrease their aggregate Junior Term Loan Commitments; provided, that the Borrowers shall not be permitted to reduce the aggregate Junior Term Loan Commitments to an amount less than the aggregate amount necessary (together with (i) the amount of the Additional B Term Loans, (ii) funds received or to be received by Foamex under the Designated Agreements on or prior to the Junior Term Loan Funding Date and (iii) proceeds received from asset sales permitted under Section 7.11(xv)(to the extent such proceeds are permitted to be used for such purpose pursuant to clause "second" of the fifth sentence of Section 3.4(f) and are not required to be applied to the Term Loans in accordance with clause "first" of the fifth sentence of Section 3.4(f)), in each case to the extent not used to repurchase Foamex 13 1/2% Subordinated Notes on the open market in accordance with Section 7.12(E)), to repay in full the outstanding Foamex 13 1/2% Subordinated Notes at the scheduled maturity thereof and pay fees and expenses incurred in connection therewith. Effective upon the Administrative Agent's receipt of such notice, the Junior Term Loan Commitment of each Junior Term Lender shall be permanently reduced by an amount equal to its Pro Rata Share of such requested reduction. The Administrative Agent shall promptly (but in any event within five (5) Business Days of the Junior Term Loan Funding Date) notify the Junior Term Lenders, by telecopier or e-mail, of the occurrence of any reductions in the Junior Term Loan Commitments to be effected and any changes to the amount of the Junior Term Loan Commitment of each Junior Term Lender resulting therefrom.

          (ii) Each Junior Term Lender severally agrees to make a term loan (any such term loan being referred to as a "Junior Term Loan" and such term loans being referred to collectively as the "Junior Term Loans") to the Borrowers on the Junior Term Loan Funding Date, upon the satisfaction of the conditions precedent set forth in Section 8.2 and the Junior Term Loan Funding Conditions, in an amount equal to such Junior Term Lender's Junior Term Loan Commitment.

     (b) Making of Junior Term Loans. Each Junior Term Lender shall make the amount of such Junior Term Lender's Junior Term Loan available to the Administrative Agent in same day funds, to the Administrative Agent's designated account, not later than 12:00 noon (New York time) on the Business Day immediately preceding the Junior Term Loan Funding Date (and on the Junior Term Loan Funding Date the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Junior Term Lenders who have made their Junior Term Loans available to the Administrative Agent on or prior to such time, interest on such Junior Term Loans at a per annum rate equal to the LIBOR Rate plus 6% for the period commencing on the Business Day immediately preceding the Junior Term Loan Funding Date and ending on the Junior Term Loan Funding Date). After the Administrative Agent's receipt of the proceeds of such Junior Term Loans, upon satisfaction of the conditions precedent set forth in Section 8.2 and the Junior Term Loan Funding Conditions, the Administrative Agent shall make the proceeds of such Junior Term Loans available to the Borrowers on the Junior Term Loan Funding Date by transferring same day funds equal to the proceeds of such Junior Term Loans received by the Administrative Agent to an account of the Borrowers designated in writing by the Borrowers or as the Borrowers shall otherwise instruct in writing.

     (c) Junior Term Notes. The Borrowers shall execute and deliver to the Administrative Agent on behalf of each Junior Term Lender, on the Junior Term Loan Funding Date, a promissory note, substantially in the form of Exhibit A-1 attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to Section 11.2 upon the assignment of any portion of any Junior Term Lender's Junior Term Loan, being hereinafter referred to collectively as the "Junior Term Notes" and each of such promissory notes being hereinafter referred to individually as a "Junior Term Note"). The Junior Term Notes shall evidence each Junior Term Lender's Junior Term Loan, in an original principal amount equal to that Junior Term Lender's Junior Term Loan Commitment and with other appropriate insertions. Each Junior Term Note shall be dated the Junior Term Loan Funding Date and stated to mature on the Stated Termination Date. The Junior Term Loans shall be payable in full on the Termination Date. Payments or prepayments of the Junior Term Loans may not be reborrowed. The liability of the Borrowers with respect to the Junior Term Loans shall be joint and several.

     2.24 Section 2.1(a) of the Credit Agreement is hereby amended by (a) adding the phrase "(or, in the case of the Junior Term Loans, at the Junior Term Loan
Rate)" immediately after the words "as set forth below" appearing in the first sentence thereof and (b) adding the parenthetical "(other than the Junior Term Loans)" immediately after the word "Loans" where it first appears in the second sentence thereof.

     2.25 The third sentence of Section 2.1(a) of the Credit Agreement is hereby amended by (a) adding "(w) the Junior Term Loans," immediately following the words "other than" in the parenthetical appearing in clause (iii) thereof, (b) deleting the word "and" at the end of such clause (iii), (c) deleting the period at the end of clause (iv) thereof and substituting "; and" therefor and (d) adding a new clause (v) after such clause (iv) which reads as "(v) For all Junior Term Loans, at a per annum rate equal to the Junior Term Loan Rate.".

     2.26 Section 2.1(b) of the Credit Agreement is hereby amended by adding a new clause (v) at the end of clause (iv) thereof which reads as follows:

     (v) The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Junior Term Lenders, interest on all Junior Term Loans in arrears on the last day of each month occurring after the Junior Term Loan Funding Date, commencing with September 30, 2005, and on the Termination Date.

     2.27 Section 3.2(a) of the Credit Agreement is hereby amended by adding the words "and Junior Term Loans" after the words "Term Loans" appearing in clause
(b) thereof and after the words "LIBOR Rate Loans" appearing in clause (e) thereof.

     2.28 The last paragraph of Section 3.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Such early termination fee shall be allocated among the Revolving Lenders, the Term Lenders and the Junior Term Lenders based upon the relative amounts from each of the revolving credit facility, the term loan facility and the junior term loan facility included in the Prepayment Calculation Amount used to determine such early termination fee, with such allocated portions to be divided among the Revolving Lenders, the Term Lenders or the Junior Term Lenders, as appropriate, based upon each such Lender's Pro Rata Share thereof.

     2.29 Article 3 of the Credit  Agreement  is hereby  amended by adding a new
Section 3.3A immediately following Section 3.3 thereof which reads as follows:

          3.3A Repayment and Prepayment of Junior Term Loans. The Borrowers agree, jointly and severally, to repay the principal of the Junior Term Loans to the Administrative Agent, for the account of the Junior Term
     Lenders, on the Termination Date. Notwithstanding anything in this Agreement, unless and until all principal of the Term Loans owing to the Term Lenders has been paid in full, the Borrowers shall not be permitted to make any voluntary prepayments on account of principal of the Junior Term Loans. Following the payment in full of all principal of the Term Loans, the Borrowers may prepay the principal of the Junior Term Loans in whole or in part, at any time and from time to time upon at least three (3) Business Days' prior written notice to the Administrative Agent and the Junior Term Lenders. All voluntary prepayments of the principal of the Junior Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Junior Term Loans to the date of prepayment and prepayment fees in accordance with Section 3.2(a), if applicable, and payment of amounts due under Section 4.4, if any. Amounts prepaid in respect of the Junior Term Loans may not be reborrowed.

     2.30 Section 3.4(a) of the Credit Agreement is hereby amended by deleting each reference to "expressly permitted in clause third of the second sentence of
Section 3.4(f)" appearing in the proviso to the last sentence thereof and substituting "expressly permitted in clause fifth of the second sentence of
Section 3.4(f) and in clause seventh of the fifth sentence of Section 3.4(f)" therefor.

     2.31 Section 3.4(b) of the Credit Agreement is hereby amended by adding the following two sentences at the end thereof:

     Promptly (but in any event no later than one (1) Business Day) following the delivery to the Administrative Agent of each Equipment Appraisal and/or Real Estate Appraisal required pursuant to Section 5.2(p), the Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Term Lenders and/or Junior Term Lenders (as appropriate), the amount, without duplication, by which (i) the sum of (x) the aggregate outstanding principal balance of the Term Loans (after giving effect to any concurrent repayment of the Term Loans required by the first sentence of this Section 3.4(b)) plus (y) the aggregate outstanding principal balance of the Junior Term Loans exceeds (ii) the Combined Loan Fixed Assets Value at such time. Any such prepayment shall be applied first, to the then outstanding principal owing on the Term Loans (to be applied to installments of principal thereof in inverse order of maturity), together with accrued interest, and second, to the then outstanding principal owing on the Junior Term Loans, together with accrued interest.

     2.32 Section 3.4(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (f) Repayments or prepayments from proceeds of the disposition of Accounts and Inventory in accordance with Section 3.4(a) (other than proceeds from the disposition of Accounts and Inventory of any of the Mexican Subsidiaries included in a disposition, individually or as a series of related transactions, of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole, which proceeds shall be applied in accordance with the second sentence of this clause (f); provided that to the extent that such assets of any of the Mexican Subsidiaries constitute Designated Assets, the proceeds thereof shall be applied in accordance with the fifth sentence of this clause (f)) shall be applied as follows: the actual proceeds of sale or other disposition of Accounts and Inventory or an amount equal to the gross book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock or other equity interests of a Subsidiary shall be applied, first, to accrued interest then due with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a), without reduction of the Maximum Revolver Amount or the establishment of a Permanent Reserve), third, to cash collateralize outstanding Letters of Credit, fourth, to accrued interest with respect to the Term Loans, fifth, to scheduled installments of principal of the Term Loans in inverse order of maturity, sixth, to accrued interest with respect to the Junior Term Loans, seventh, to the principal of the Junior Term Loans and eighth, to the payment of any other Obligations in the order set forth in Section 3.8; provided, that unless an Event of Default has occurred and is continuing and except as provided in the first parenthetical of this sentence, proceeds from the disposition of Accounts and Inventory shall not be applied to the payment or prepayment of principal of the Term Loans or Junior Term Loans. Repayments or prepayments from Net Proceeds of all asset dispositions (other than sales or other dispositions of (i) Accounts and Inventory of a Loan Party and (ii) Designated Assets) and of all sales or issuances of stock or other equity interests in accordance with Section 3.4(a), including Net Proceeds from the sale or other disposition of a division or a Subsidiary in excess of the gross book value of Accounts and Inventory sold or disposed of as part of the sale or other disposition of that division or Subsidiary, shall be applied as follows: first, to accrued interest with respect to the Term Loans, second, to scheduled installments of principal of the Term Loans in inverse order of maturity, third, to accrued interest with respect to the Junior Term Loans, fourth, to the principal of the Junior Term Loans, fifth, at the option of Foamex, in the event (and only such event) that (x) the average aggregate

     Availability for all Borrowers is greater than $50,000,000 for the thirty consecutive day period ending on the date of such payment, (y) immediately after giving effect to such payment the aggregate Availability of all the Borrowers is greater than $50,000,000 and (z) at the time of such payment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to principal of (but not interest on) the Term Loan B Obligations in an aggregate amount under this clause fifth, together with the aggregate amount of payments made on the Term Loan B Obligations under clause seventh of the fifth sentence of this clause (f), not to exceed $10,000,000 during the term of this Agreement, sixth, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a) and the two immediately succeeding sentences of this Section 3.4(f), without reduction of the Maximum Revolver Amount or the establishment of a Permanent Reserve), seventh, to cash collateralize outstanding Letters of Credit, and eighth, to the payment of any other Obligations in the order set forth in Section 3.8; provided, that unless an Event of Default has occurred and is continuing, only Net Proceeds of Specified Asset Dispositions shall be applied to the payment or prepayment of principal of the Term Loans, Junior Term Loans or of the Term Loan B Obligations. Any repayment or prepayment of principal of the Revolving Loans from Net Proceeds of any Specified Asset Disposition (other than dispositions of Designated Assets) as provided in the immediately preceding sentence shall result in a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount and the establishment of a Permanent Reserve, in each instance, in the amount of any such application to the Revolving Loans (such permanent reduction and the establishment of such Permanent Reserve to be made concurrently with such application to the Revolving Loans and such reduction to result in each Revolving Lender's Revolving Credit Commitment to be permanently reduced by its Pro Rata Share of such reduction). Any such Permanent Reserve shall be established in the following manner: (i) if such Permanent Reserve results from a Specified Asset Disposition by a Borrower, such Permanent Reserve shall be established against the Borrowing Base of such Borrower, (ii) if such Permanent Reserve results from a Specified Asset Disposition by Foamex
     Canada or any of its Subsidiaries, such Permanent Reserve shall be established against the Borrowing Base of Foamex Canada and (iii) if such Permanent Reserve results from any other Specified Asset Disposition, such Permanent Reserve shall be established against the Borrowing Base of Foamex; provided, that, Foamex may, by written notice to the Administrative Agent received prior to the establishment of a particular Permanent
     Reserve, elect that such particular Permanent Reserve be established against the Borrowing Base of another Borrower or Foamex Canada instead of the manner provided in clauses (i), (ii) or (iii), as applicable, of this sentence. Repayments or prepayments from Net Proceeds (proceeds, in the case of clause second below) of the disposition of Designated Assets shall be applied as follows: first, to the extent such Designated Assets disposed of consist of (x) Real Estate of a Borrower or Foamex Canada in which the Administrative Agent has a perfected Lien, Net Proceeds from such disposition in an amount equal to 50% of the fair market value of such Real Estate, as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent, shall be applied to accrued interest with respect to the Term Loans, and then to scheduled installments of principal of the Term Loans in inverse order of maturity or
     (y) Equipment of a Borrower or Foamex Canada in which the Administrative Agent has a perfected Lien, Net Proceeds from such disposition in an amount equal to 80% of the orderly liquidation value of such Equipment, as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent, shall be applied to accrued interest with respect to the Term Loans, and then to scheduled installments of principal of the Term Loans in inverse order of maturity, second, at the option of Foamex, in the event (and only such event) that
     (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the Business Day immediately preceding the date of such repurchase or repayment is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the Business Day immediately preceding the date of such repurchase or repayment, (y) immediately after giving effect to such repurchase or repayment, the aggregate Availability of all the Borrowers is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the date of such repurchase or repayment, and (z) at the time of such repurchase or repayment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to repurchase at par or a discount on the open market or repay at maturity Foamex 13 1/2% Subordinated Notes, third, to accrued interest with respect to the Term Loans, fourth, to scheduled installments of principal of the Term Loans in inverse order of maturity, fifth, to accrued interest with respect to the Junior Term Loans, sixth, to the principal of the Junior Term Loans, seventh, at the option of Foamex, in the event (and only such event) that
     (x) the average aggregate Availability for all Borrowers is greater than $50,000,000 for the thirty consecutive day period ending on the date of such payment, (y) immediately after giving effect to such payment the aggregate Availability of all the Borrowers is greater than $50,000,000 and
     (z) at the time of such payment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to principal of (but not interest on) the Term Loan B Obligations in an aggregate amount under this clause seventh, together with the aggregate amount of payments made on the Term Loan B Obligations under clause fifth of the second sentence of this clause (f), not to exceed $10,000,000 during the term of this Agreement, eighth, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a) and the last two sentences of this Section 3.4(f), without reduction of the Maximum Revolver Amount or the establishment of a Permanent Reserve), ninth, to cash collateralize outstanding Letters of Credit, and tenth, to the payment of any other Obligations in the order set forth in Section 3.8. If Foamex elects pursuant to clause "second" of the previous sentence to repurchase or repay Foamex 13 1/2% Subordinated Notes with proceeds from the disposition of Designated Assets, following the application of Net Proceeds from the disposition of such Designated Assets in accordance with clause "first" of the previous sentence and pending such repurchase or repayment, the remaining proceeds of such disposition shall be applied to repay or prepay Revolving Loans to the extent outstanding (subject to the proviso in the last sentence of Section 3.4(a), without reduction of the Maximum
     Revolver Amount or the establishment of a Permanent Reserve) and the Administrative Agent shall implement a Reserve of the type specified in clause (ii) of the definition thereof in the amount of such proceeds so applied to repay or prepay Revolving Loans (which Reserve shall (x) be implemented to permit Foamex to borrow Revolving Loans against such Reserve (provided, that the aggregate amount of such Revolving Loans borrowed may not exceed the original amount of such Reserve) to repurchase or repay Foamex 13 1/2% Subordinated Notes in accordance with Section 7.12(E), so long as on the date of such borrowing and repurchase or repayment the conditions precedent to the borrowing of such Revolving Loans specified in Section 8.2 are satisfied, and (y) be reduced dollar for dollar by the amount of the
     Revolving Loans so made and used for such purpose). Any repayment or prepayment of principal of the Revolving Loans from Net Proceeds of any disposition of Designated Assets as provided in clause "eighth" of the second preceding sentence shall result in a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount and the establishment of a Permanent Reserve, in each instance, in the amount of any such application to the Revolving Loans (such permanent reduction and the establishment of such Permanent Reserve to be made concurrently with such application to the Revolving Loans and such reduction to result in each Revolving Lender's Revolving Credit Commitment to be permanently reduced by its Pro Rata Share of such reduction). Any such Permanent Reserve shall be established in the following manner: (i) if such Permanent Reserve results from a disposition of Designated Assets by a Borrower, such Permanent Reserve shall be established against the Borrowing Base of such Borrower, (ii) if such Permanent Reserve results from a disposition of Designated Assets by Foamex Canada or any of its Subsidiaries, such Permanent Reserve shall be established against the Borrowing Base of Foamex Canada and (iii) if such Permanent Reserve results from any other disposition of Designated Assets, such Permanent Reserve shall be established against the Borrowing Base of Foamex; provided, that, Foamex may, by written notice to the Administrative Agent received prior to the establishment of a particular Permanent Reserve, elect that such particular Permanent Reserve be established against the Borrowing Base of another Borrower or Foamex Canada instead of the manner provided in clauses (i),
     (ii) or (iii), as applicable, of this sentence.

     2.33 Section 3.4(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (g) The Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Combined Facility Outstandings exceeds the Borrowing Cutoff Amount then in effect. Any payment required to be made by a Borrower pursuant to this Section 3.4(g) shall be applied as follows: first, to the principal of the then outstanding Revolving Loans (without reduction of the Maximum Revolver Amount), together with accrued interest, second, to cash collateralize outstanding Letters of Credit, third, to the then outstanding principal owing on the Term Loans (to be applied to installments of principal thereof in inverse order of maturity), together with accrued interest and fourth, to the then outstanding principal owing on the Junior Term Loans, together with accrued interest.

     2.34 Section 3.5 of the Credit Agreement is hereby amended by adding a new paragraph (c) immediately following paragraph (b) thereof which reads as follows:

     (c) In connection with any prepayment, if any Junior Term Loan is prepaid prior to the expiration date of the Junior Term Loan Interest Period applicable thereto, the Borrowers shall pay to the Junior Term Lenders the amounts described in Section 4.4.

     2.35 Section 3.6 of the Credit Agreement is hereby amended by adding the words "or "Junior Term Loan Interest Period", as appropriate" immediately after the words "Interest Period" in clause (b) thereof.

     2.36 Section 3.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          3.8 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the applicable Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each applicable Lender) and payments of the fees shall, as applicable, be apportioned ratably among the applicable Lenders, except for fees payable solely to the Administrative Agent and the Letter of Credit Issuer. All payments shall be remitted to the Administrative Agent (except as expressly provided herein otherwise) and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees or expenses, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement (including, without limitation, to the extent applicable, Section 3.4(f)):

          (i) So long as no Event of Default is continuing: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any amounts relating to Bank Products of the type specified in clauses (ii) and (iii) of the definition thereof then due to the Bank or any of its Affiliates from any of the Borrowers; third, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; fourth, to pay interest due in respect of (x) all Revolving Loans, including Non-Ratable Loans and Agent Advances, in an amount equal to the Revolving Loan Interest Percentage of the Combined Interest Amount and
          (y) all Term Loans, in an amount equal to the Term Loan Interest Percentage of the Combined Interest Amount; fifth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; sixth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) (subject to the proviso in the last sentence of Section 3.4(a), without reduction in the Maximum Revolver Amount or the establishment of a Permanent Reserve) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support; seventh, to pay or prepay principal of the Term Loans (to be applied to the installments thereof in the inverse order of maturity); provided, that notwithstanding the foregoing, only proceeds of Specified Asset Dispositions and Designated Assets shall be applied to the payment or prepayment of principal of the Term Loans; eighth, to pay interest due in respect of the Junior Term Loans; ninth, to pay or prepay principal of the Junior Term Loans; provided, that notwithstanding the foregoing, only proceeds of Specified Asset Dispositions and Designated Assets shall be applied to the payment or prepayment of principal of the Junior Term Loans; tenth, to pay an amount to the Administrative Agent equal to all outstanding Obligations in respect of Letters of Credit and Credit Support to be held as cash collateral for such Obligations; eleventh, to pay any amounts relating to Bank

          Products (to the extent not paid pursuant to clause second above) then due to any Lender or any of its Affiliates from any of the Borrowers and twelfth, to the payment of any other Obligations.

          (ii) Upon the  occurrence  and during the  continuance  of an Event of
          Default: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; third, to pay interest due in respect of (x) all Revolving Loans, including Non-Ratable Loans and Agent Advances, in an amount equal to the Revolving Loan Interest Percentage of the Combined Interest Amount and (y) all Term Loans, in an amount equal to the Term Loan Interest Percentage of the Combined Interest Amount; fourth, to pay or prepay (or cash collateralize, if applicable) (x) in Revolving Loan Application Order, the Revolving Loan Obligations in an amount equal to the Revolving Loan Principal Percentage of the Combined Obligation Amount and (y) principal of the Term Loans (to be applied to installments thereof in inverse order of maturity) in an amount equal to the Term Loan Principal Percentage of the Combined Obligation Amount, fifth, to pay interest due in respect of the Junior Term Loans, sixth, to pay or prepay principal of the Junior Term Loans, seventh, to pay any amounts relating to Bank Products then due to any Lender or any of its Affiliates from any of the Borrowers and eighth, to the payment of any other Obligations; provided, that, notwithstanding the foregoing, proceeds from the sale or other disposition of Collateral as to which the Lien of the Administrative Agent (and not the Term Loan B Agent) in such Collateral is valid, perfected and enforceable shall be applied to the payment of the "Excluded Working Capital Obligations" (as such term is defined in the Senior Lenders Intercreditor Agreement) before being applied to the payment of any other Obligations (such application to the payment of the Excluded Working Capital Obligations to be in such order as determined by the Administrative Agent).

          Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans owing by the applicable Borrower and, in any event, the Borrowers shall pay LIBOR breakage losses (in the case of payments which are applied to LIBOR Rate Loans or Junior Term Loans) in accordance with Section 4.4. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this Section 3.8, any and all such proceeds and payments to any portion of the Obligations.

     2.37 Section 4.2 of the Credit Agreement is hereby amended by adding new clauses (c) and (d) immediately following clause (b) thereof which read as follows:

     (c) If any Junior Term Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Junior Term Lender or its applicable lending office to make Junior Term Loans bearing interest based upon the LIBOR Rate, then, on notice thereof by that Junior Term Lender to the Borrowers (or Foamex on behalf of the Borrowers) through the Administrative Agent, any Junior Term Loans being made by that Junior Term Lender shall bear interest based on the per annum rate set forth in the proviso to the definition of "Junior Term Loan Rate" until that Junior Term Lender notifies the Administrative Agent and the Borrowers (or Foamex on behalf of the Borrowers) that the circumstances giving rise to such determination no longer exist (at which time that Junior Term Lender's Junior Term Loans shall bear interest based upon the LIBOR Rate as specified in the definition of "Junior Term Loan Rate").

     (d) If a Junior Term Lender determines that it is unlawful to maintain any Junior Term Loan as a Loan bearing interest based upon the LIBOR Rate, then, upon each Borrower's receipt (or Foamex's receipt on behalf of such Borrower) of notice of such fact and demand from such Junior Term Lender (with a copy to the Administrative Agent), the Junior Term Loans of that Junior Term Lender owing by such Borrower then outstanding shall automatically convert to Junior Term Loans that bear interest based on the per annum rate set forth in the proviso to the definition of "Junior Term Loan Rate" and such Borrower shall pay to such Junior Term Lender interest accrued thereon and any amounts required under Section 4.4, either on the last day of the Junior Term Loan Interest Period thereof, if that Junior Term Lender may lawfully continue to maintain such Junior Term Loans to such day, or immediately, if that Junior Term Lender may not lawfully continue to maintain such Junior Term Loans.

     2.38 Section 4.3(a) of the Credit Agreement is hereby amended by adding the words "or Junior Term Loans" after the words "LIBOR Rate Loans" where it appears in the sixth line thereof.


     2.39 Section 4.4 of the Credit Agreement is hereby amended by (i) adding the words "or Junior Term Loan" immediately after the words "LIBOR Rate Loan" appearing in clause (a) thereof, (ii) adding the words "or Junior Term Loans" immediately after the words "LIBOR Rate Loans" appearing in the fourth to last line thereof, (iii) deleting the word "or" appearing at the end of clause (b) thereof, (iv) adding the word "or" at the end of clause (c) thereof and (v) adding a new clause (d) immediately following clause (c) thereof which reads as follows:

     (d) the failure of such Borrower to borrow the Junior Term Loans on the Junior Term Loan Funding Date or the prepayment or other payment (including after acceleration thereof) of any Junior Term Loans made to such Borrower on a day that is not the last day of the relevant Junior Term Loan Interest Period;

     2.40 Section 4.5 of the Credit Agreement is hereby amended by (i) adding an "(a)" immediately before the word "If" appearing in the first line thereof and
(ii) adding a new clause (b) immediately following clause (a) thereof which reads as follows:

     (b) If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any Junior Term Loan Interest Period with respect to the Junior Term Loans, or the Majority Junior Term Lenders advise the Administrative Agent that the LIBOR Rate for any Junior Term Loan Interest Period with respect to the Junior Term Loans does not adequately and fairly reflect the cost to the Junior Term Lenders of funding such Junior Term Loan, the Administrative Agent will promptly so notify the Borrowers and each Junior Term Lender. Thereafter, the Junior Term Loans shall bear interest based on the per annum rate set forth in the proviso to the definition of "Junior Term Loan Rate" until the Administrative Agent revokes such notice in writing.

     2.41 Section 5.3(j)(ii) of the Credit Agreement is hereby amended by (a) deleting the word "thirty (30)" appearing therein and substituting "fifteen
(15)" therefor, (b) deleting the "(x)" appearing immediately prior to the words "in the case of" in the proviso thereto, (c) deleting the word "and" appearing immediately before the "(y)" in the proviso thereto and (d) deleting clause (y) of the proviso thereto in its entirety.

     2.42 Section 6.1 of the Credit Agreement is hereby amended by adding the words "and Junior Term Loans" immediately following the words "Term Loans" appearing in the first parenthetical of the sixth sentence thereof.

     2.43 Section 6.22 of the Credit Agreement is hereby amended by (a) adding the parenthetical "(other than the Junior Term Loans)" immediately following the word "Loans" appearing in the first line thereof and (b) adding the following sentence immediately following the first sentence thereof:

     The proceeds of the Junior Term Loans are to be used solely to repay the principal balance of Foamex 13 1/2% Subordinated Notes outstanding on the Junior Term Loan Funding Date and to pay fees and expenses incurred in connection therewith.

     2.44 Section 7.11 of the Credit Agreement is hereby amended by (a) deleting the amount "$10,000" appearing in clause (xiv) thereof and substituting the amount "$100,000" therefor, (b) deleting the word "and" appearing at the end of clause (xiii) thereof, (c) deleting the "." at the end of clause (xiv) thereof and substituting "; and" therefor and (d) adding a new clause (xv) which reads as follows:

     (xv) sales of Designated Assets by such Loan Party; provided, that the cash Net Proceeds received by such Loan Party from the sale of any such Designated Assets on the closing of such sale shall be in an aggregate amount not less than
(x) in the case of Designated Assets consisting of Real Estate of a Borrower or Foamex Canada in which the Administrative Agent has a perfected Lien, 50% of the fair market value of such Real Estate, as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (y) in the case of Designated Assets consisting of Equipment of a Borrower or Foamex Canada in which the Administrative Agent has a perfected Lien, 80% of the orderly liquidation value of such Equipment, as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent.

     2.45 Section 7.12 of the Credit Agreement is hereby amended by adding a new clause (E) immediately following clause (D) thereof which reads as follows:

     (E) Foamex may repurchase on or prior to the Junior Term Loan Funding Date, at par or a discount, Foamex 13 1/2% Subordinated Notes with proceeds it receives from any Designated Agreements, asset sales permitted under Section 7.11(xv)(but solely to the extent that (A) such proceeds are not required to be applied to the Term Loans in accordance with clause "first" of the fifth sentence of Section 3.4(f) and (B) the conditions specified in clause "second" of the fifth sentence of Section 3.4(f) are satisfied) and the Additional B Term Loans; provided, that (i) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or would be caused as a result thereof and (ii) any such Foamex 13 1/2% Subordinated Notes being repurchased shall be retired and cancelled promptly following the consummation of such repurchase.

     2.46 Clause (j) of Section 7.15 of the Credit Agreement is hereby amended by adding the words ", including in respect of the Additional B Term Loans" immediately following the words "Term Loan B Obligations" appearing therein.

     2.47 Section 7.16 of the Credit Agreement is hereby amended by (i) adding ", 7.12(E)" immediately following "Sections 7.12(B)" in clause (b) thereof, (ii) deleting the word "third" in clause (e) thereof and substituting "fifth" therefor and (iii) adding the clause "or clause seventh of the fifth sentence of
Section 3.4(f)" immediately after the words "second sentence of Section 3.4(f)" in clause (e) thereof.

     2.48 Section 7.26 of the Credit Agreement is hereby amended by adding the words "and each Fiscal Year thereafter" immediately after the number "2007" in the first column of the table in such section.

     2.49 Section 8.2 of the Credit Agreement is hereby amended by (a) adding the words ", the Junior Term Lenders" immediately following the words "Revolving Lenders" appearing in the first line thereof and (b) adding the words "and the Junior Term Loans on the Junior Term Loan Funding Date" immediately following the words "Closing Date" appearing in the third line thereof.

     2.50 Section 9.1 of the Credit Agreement is hereby amended by deleting the text of clause (q) thereof in its entirety and substituting "[Intentionally Omitted];" therefor.

     2.51 Section 11.1(a) of the Credit Agreement is hereby amended by adding the words ", Junior Term Loan Commitment" immediately following the words "Revolving Credit

Commitment" appearing in each of the first line of clause (E) thereof and in the third proviso to such Section.

     2.52 Section 11.2(a) of the Credit Agreement is hereby amended by adding the words "and Junior Term Loans" immediately following the words "Term Loans" appearing in the tenth line thereof.

     2.53 Section 12.8 of the Credit Agreement is hereby amended by adding the words `, "Junior Term Lender", "Junior Term Lenders"' immediately following the words "`Term Lenders'" in the last sentence thereof.

     2.54 Section 12.9 of the Credit Agreement is hereby amended by deleting the words "Revolving Credit Commitment and Revolving Loans" in the second sentence thereof and substituting "Commitment and Loans" therefor.

     2.55 Section 12.14 of the Credit Agreement is hereby amended by adding the words ", Junior Term Loans" immediately following the words "Term Loans" appearing in the second sentence thereof.

     2.56 Section 12.15(e) of the Credit Agreement is hereby amended by adding the words ", Junior Term Loans" immediately following the words "Revolving Loans" appearing in the second to last line thereof.

     2.57 Section 12.17(a) of the Credit Agreement is hereby amended by adding the words "Junior Term Loans," immediately following the words "Term Loans," appearing in the last sentence thereof.

     2.58 Section 12.21 of the Credit Agreement is hereby amended by adding the words "or the Junior Term Lenders" immediately following the words "Term Lenders".

     2.59 The second sentence of the eighth paragraph in Article 13 of the Credit Agreement is hereby amended by deleting each reference to "Revolving Credit Commitments" and substituting "Commitments" therefor.

     2.60 Schedule 1.2 to the Credit Agreement is hereby amended to add the information set forth on Schedule 1.2 attached hereto.

     2.61 A new Exhibit A-1 (Form of Junior Term Note) is hereby added to the Credit Agreement in the form of Exhibit A-1 attached hereto.

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions shall have been satisfied in full:

     3.1  Counterparts  of  this  Agreement  executed  by  the  Borrowers,   the
Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Term Loan B Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3 The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Term Loan B Agreement, consenting to the Junior Term Loans and providing for the funding of the Additional B Term Loans, which amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     3.4 The Administrative Agent for the sole account of the Administrative Agent and the Bank shall have received, in form and substance satisfactory to the Administrative Agent and the Bank, a fully executed fee letter, dated the date hereof (the "Fee Letter"), between the Administrative Agent and the Borrowers and the Administrative Agent shall have received payment of all fees payable thereunder.

     3.5 The Borrower shall have paid to the Administrative Agent, for the ratable benefit (based upon their respective Pro Rata Shares in effect immediately prior to the effectiveness of this Amendment) of the Lenders who have delivered to the Administrative Agent an executed signature page to this Amendment prior to 2:00 p.m. on November 3, 2004, an amendment fee in the amount of $100,000.

     3.6 The Administrative Agent shall have received certified copies of resolutions of the Board of Directors of each of the Loan Parties (or in the case of a Loan Party that is not a corporation, the equivalent governing body) approving the Junior Term Loans, the Additional B Term Loans and the
corresponding modifications to the Credit Agreement and the Term Loan B Agreement and such opinions of counsel relating to the Junior Term Loans and such modifications to the Credit Agreement as the Administrative Agent shall reasonably request.

     3.7 The Administrative Agent shall have received evidence that all requisite governmental and third party consents and approvals (including, without limitation, consents with respect to each Loan Party) to the transactions contemplated by this Amendment have been obtained and remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon this Amendment, the Credit Agreement as amended by this Amendment, any of the other Loan Documents or any of the transactions contemplated hereby or thereby.

     3.8 All proceedings taken in connection with the execution of this Amendment, the Junior Term Notes, the Credit Agreement as amended by this Amendment, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND TERM LOAN B AGREEMENT.

     4.1 Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     4.2 Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Term Loan B Agreement providing for, among other things, the funding of the Additional B Term Loans, a copy of which is attached as Exhibit A hereto.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations (including, without limitation, the Junior Term Loans) and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   FOAMEX L.P.

                                   By:  FMXI, Inc., its Managing General Partner

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   FMXI, INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   FOAMEX INTERNATIONAL INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Senior Vice President
                                           -----------------------------


                                   FOAMEX CANADA INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Treasurer
                                           -----------------------------


                                   FOAMEX CAPITAL CORPORATION

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   FOAMEX LATIN AMERICA, INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------

                                   FOAMEX MEXICO, INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   FOAMEX MEXICO II, INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   FOAMEX ASIA, INC.

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   FOAMEX CARPET CUSHION LLC

                                   By:     /s/ George L. Karpinski
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   BANK OF AMERICA, N.A.,
                                     Individually and as Administrative Agent

                                   By:     /s/ William J. Wilson
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:     /s/ James DeSantis
                                           -----------------------------
                                   Title:  Duly Authorized Signatory
                                           -----------------------------


                                   BANK ONE, NA (Main Office Chicago)

                                   By:
                                           -----------------------------
                                   Title:
                                           -----------------------------

                                   THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                   By:     /s/ Brad Stanza
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL)

                                   By:     /s/ Thomas A. Martin
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------


                                   STATE OF CALIFORNIA PUBLIC
                                   EMPLOYEES' RETIREMENT SYSTEM

                                   By:
                                           -----------------------------
                                   Title:
                                           -----------------------------

                                   ORIX FINANCIAL SERVICES, INC.

                                   By:     /s/ Christopher L. Smith
                                           -----------------------------
                                   Title:  Authorized Representative
                                           -----------------------------


                                   WELLS FARGO FOOTHILL, LLC

                                   By:     /s/ Juan Barrera
                                           -----------------------------
                                   Title:  Vice President
                                           -----------------------------